UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 15, 2003

Commission File Number: 1-11008

CATALINA MARKETING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-0499007
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
200 Carillon Parkway, St. Petersburg, Florida	33716-2325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (727) 579-5000

Item 9. Regulation FD Disclosure.
SIGNATURES
Press Release

Item 9. Regulation FD Disclosure.

     Catalina Marketing Corporation announced today that it is continuing to review the timing of revenue recognition at the company’s business unit, Catalina Health Resource (“CHR”). The company is also reviewing certain other revenue recognition timing issues in other parts of its business, as further described in the attached Exhibit 99.1. The company is continuing to work with its independent auditors, Ernst & Young LLP, to complete these activities. As a result of these reviews, the company will further delay filing its annual report on Form 10-K for the fiscal year 2003, ended March 31, 2003. The company previously filed a notification of late filing with the Securities and Exchange Commission under Rule 12b-25, but has since determined that it will be unable to comply with the filing deadline of July 15, 2003.

     Exhibit 99.1 – Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized and caused the undersigned to sign this report on the registrant’s behalf.

July 15, 2003	CATALINA MARKETING CORPORATION (Registrant)

/s/ Christopher W. Wolf Christopher W. Wolf Executive Vice President and Chief Financial Officer (Authorized officer of Registrant and principal financial officer)